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                                                                    EXHIBIT 21.1


                           SUBSIDIARIES OF REGISTRANT

Subsidiary                                            Jurisdiction of Formation

8x8, Ltd.                                             United Kingdom

Vidus, Inc.                                           California

Integration Information Technology FSC                Barbados